[AXA LOGO]
                                   Financial
                                   Protection

                                  PRESS RELEASE

                                                               NOVEMBER 10, 2004


--------------------------------------------------------------------------------

         AXA CONSOLIDATED REVENUES WERE EURO 54.4 BILLION FOR THE FIRST
              NINE MONTHS OF 2004 (UP 1.1% ON A COMPARABLE BASIS)

                  GOOD UNDERLYING TRENDS ACROSS ALL BUSINESSES:
                            - UNIT-LINKED SALES: +11%
                              - P&C REVENUES: +4.1%
                      - AXA IM NET INFLOWS: EURO 20 BILLION

--------------------------------------------------------------------------------

o LIFE & SAVINGS REVENUES OF EURO 34.6 BILLION WERE DOWN 0.5%, AS LAST YEAR REVENUES BENEFITED FROM NON-RECURRING PREMIUMS IN JAPAN AND BELGIUM, AND RECORD SALES IN THE US, WHICH OVERSHADOWED A STRONG BUSINESS MIX IMPROVEMENT IN THE FIRST NINE MONTHS OF 2004. FRANCE REVENUES INCREASED 10% OWING TO A SURGE IN INDIVIDUAL UNIT-LINKED PREMIUMS DURING THE FIRST NINE MONTHS OF 2004.

o PROPERTY & CASUALTY REVENUES INCREASED BY 4.1% TO EURO 14.0 BILLION AS THE FAVORABLE PRICING ENVIRONMENT PERSISTED IN MOST BUSINESS LINES AND THE GROUP ATTRACTED NEW CLIENTS.

o ASSET MANAGEMENT REVENUES INCREASED BY 15.1% TO EURO 2.3 BILLION, PRINCIPALLY DUE TO OF HIGHER AVERAGE ASSETS UNDER MANAGEMENT (AUM) (+17% COMPARED TO THE FIRST NINE MONTHS OF 2003), THE RESULT OF VERY STRONG NET INFLOWS AT AXA IM (EURO 20 BILLION) AND MARKET APPRECIATION.

o INTERNATIONAL INSURANCE REVENUES DECLINED BY 3.9% TO EURO 2.9 BILLION AS AXA RE REDUCED ITS REVENUES BY 12%, IN LINE WITH ITS STRATEGIC REPOSITIONING IMPLEMENTED IN 2002. AXA CORPORATE SOLUTIONS ASSURANCE REVENUES INCREASED BY 4%.

                                                                               1
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

--------------------------------------------------------------------------------
Numbers herein have not been audited or adjusted for scope and currency changes. Growth rates are on a comparable basis and, accordingly, have been adjusted for changes in scope, accounting methods and currency.
--------------------------------------------------------------------------------

PARIS--AXA reported today consolidated revenues of Euro 54.4 billion for the first nine months of 2004. On a comparable basis, revenues grew by 1.1% compared to the same period last year. On a reported basis, total revenues were down 0.5% from the first nine months of 2003 (Euro 54.7 billion), mainly impacted by the strength of the Euro versus other currencies (Euro -1.2 billion impact or -2.2%).

"Revenue trends for the first nine months of 2004 demonstrate our continued focus on profitable growth," said AXA Chief Executive Officer Henri de Castries.

"Our P&C and Asset Management revenues growth are in line with, or above, our long term targets, and we are particularly pleased with the strong new mandate wins at AXA Investment Managers.

"Total revenues in our Life and Savings activities were slightly down, as 2003 saw significant non-recurring items in Japan and Belgium and a very strong performance in the US. However, business mix continues to improve significantly as reflected by the increased percentage of unit-linked sales in our total revenues".

                                   ------------------------------------------------------------------------
nine months ended                                                             Change on a      Contribution
(Euro million)                     September 30,  September 30,                comparable        to Total
                                       2004            2003        Change        basis           Revenues
-----------------------------------------------------------------------------------------------------------
TOTAL                                 54 400          54 654        -0.5%         +1.1%            100%


 Life & Savings                       34 616          35 241        -1.8%         -0.5%             64%

 Property & Casualty                  13 987          13 285        +5.3%         +4.1%             26%

 International Insurance               2 938           3 377       -13.0%         -3.9%              5%

 Asset Management                      2 260           2 122        +6.5%        +15.1%              4%

 Other Financial Services                600             628        -4.5%         +3.5%              1%
-----------------------------------------------------------------------------------------------------------


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

LIFE & SAVINGS: 64% OF CONSOLIDATED REVENUES

TOTAL LIFE & SAVINGS REVENUES OF EURO 34,616 MILLION IN THE FIRST NINE MONTHS OF 2004 WERE DOWN 0.5% COMPARED TO A STRONG LEVEL LAST YEAR, WHEN BOTH JAPAN AND BELGIUM RECORDED SIGNIFICANT NON-RECURRING PREMIUMS AND US VARIABLE ANNUITY SALES WERE AT A RECORD HIGH.

FRANCE REVENUES IN THE FIRST NINE MONTHS OF 2004 INCREASED 10% OWING TO A SURGE IN INDIVIDUAL UNIT-LINKED PREMIUMS DURING THE FIRST NINE MONTHS OF 2004 (+70%).

UNIT-LINKED REVENUES INCREASED BY 11% TO REPRESENT 34% OF TOTAL LIFE & SAVINGS REVENUES, MAINLY DRIVEN BY THE US, THE UK AND FRANCE.

                                             ----------------------------------------------------------------
Nine months ended                                                                             Change on a
(Euro million)                                 September 30,  September 30,                     comparable
                                                  2004            2003           Change           Basis
-------------------------------------------------------------------------------------------------------------
LIFE & SAVINGS                                    34 616         35 241           -1.8%            -0.5%
.. France                                           8 815          8 042           +9.6%            +9.6%
.. United States (a)                                9 502         10 840          -12.3%            -7.9%
.. United Kingdom                                   4 617          4 376           +5.5%            +2.9%
.. Japan                                            4 154          4 544           -8.6%            -5.9%
.. Germany                                          2 500          2 436           +2.6%            +2.6%
.. Belgium (b)                                      1 490          1 543           -3.4%            -6.6%
.. Southern Europe                                    918            719          +27.8%           +27.8%
.. Other countries                                  2 620          2 741           -4.4%            -3.9%
    Of which Australia/New Zealand                 1 162          1 283           -9.5%           -13.7%
    Of which Hong-Kong                               569            588           -3.2%            +6.0%
-------------------------------------------------------------------------------------------------------------

(a) 3Q04 revenues include Euro 453 million from MONY, which AXA Financial acquired on July 8, 2004.
(b) Effective January 1, 2004, the minority interests of Assurances La Poste have been bought out. Belgium 9M03 Life & Savings revenues would have been Euro 54 million higher if the minority buyout had been effective as of January 1, 2003.

FRANCE: Revenues were up 10% and APE(1) was up 14% due to double-digit growth of both Individual and Group Investment & Savings. The individual savings segment recorded a 70% growth in unit-linked premiums, compared with a 42% increase for the overall market(2), due to a strong focus on these products in all sales networks, while general account premiums increased slightly (+2%). Unit-linked premiums represented 20% of individual savings premiums versus 13% last year. Sales in the new French retirement PERP product were robust during the third quarter 2004 with 73,000 accounts opened as of the end of September.

Group retirement premiums increased by 16% due to new business with major companies, reflecting AXA's favorable competitive market position.

Life and Health premiums grew by 7%, reflecting a 13% growth in Health premiums, due to an increasing number of contracts in individual Health as well as rate increases, and a 3% growth in Life premiums.

UNITED STATES: Excluding the contribution of MONY in 3Q04, revenues were expectedly down 8% as increases in First Year Life premiums (+24%) and Institutional Separate Account premiums (+109%) were more than offset by a 15% decrease in Variable Annuity ("VA") premiums from a very high level last year. Compared to the first nine months of 2002, VA premiums were up 22% on a CAGR(3) basis. Over that period, AXA-Equitable VA premium

---------------
(1) Annual Premium Equivalent (APE) represents 100% of regular premiums plus 10% of single premiums.
(2) Source : FFSA.
(3) Compounded Annual Growth Rate.


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

evolution outperformed the US VA market(4), up only 8% on a CAGR basis from the first nine months of 2002. AXA-Equitable ranked #3(4) in 3Q04 in the VA market.

MONY's 3Q04 revenues included 8% from sales of AXA-Equitable products, up from 0% prior to the merger.

UNITED KINGDOM: Total revenues increased by 3%, driven by continued growth in sales of single premium unit-linked bonds, up 8% from the first nine months of 2003, partly offset by decreased Individual pension business (down 9%) reflecting the impact of actions taken in 2003 to improve profitability. On October 7, it was announced that Britannia Building Society had chosen AXA to provide life, pension, protection and investment products to its 2.2 million members starting January 2005. AXA UK's new protection offer is scheduled for launch in 4Q04 and Bankhall and Tenet will be key launch partners.

JAPAN: Revenues decreased by 6%. Excluding the impact of group pension transfers (Euro 78 million versus Euro 843 million last year) and conversions (Euro 566 million versus Euro 480 million last year), revenues increased 12%, driven by the 41% growth in Investment & Savings premiums, reflecting strong individual annuity sales in the bancassurance channel, and by the 19% growth of Health premiums fuelled by continuing focus of the salesforce on good margin products such as Medical Whole Life and Medical Riders.

GERMANY: Revenues increased by 3%, driven by unit-linked Investment & Savings premiums, which doubled compared to last year, fuelled by strong new business from the "Pensionskasse" (group pension fund product). Health revenues increased by 15%, due to higher regular premiums following significant new business inflows in 2003 and legal premium rate adjustments. Life revenues, which represented half of Germany's revenues, were flat.

BELGIUM: Revenues decreased by 7%. Excluding a non-recurring single premium contract of Euro 103 million in 1Q03, revenues were flat with Individual business up 1% offset by Group business down 5% as a result of lower single premiums.

SOUTHERN EUROPE: Revenues increased by 28% driven by strong Investment & Savings premium growth, in both unit-linked and non unit-linked contracts. Life premiums were up 6% benefiting from the growth in the bancassurance channel in Spain.

AUSTRALIA/NEW ZEALAND: Revenues were down 14%, due primarily to product substitution into mutual funds. There was also a planned reduction in retirement income business, as tactical price increases were implemented during the second half of 2003 to maximize profitability. These were partly offset by a 5% increase in protection products.

Fees, the key growth area for the Australian market, increased 19% as a result of growth in the ipac advice business and funds under management, reflecting improved consumer confidence. Net retail mutual fund sales of Euro 632 million were 35% higher than last year, reflecting AXA's competitive products and positioning on external dealership listings. AXA Australia recently ranked 2nd in terms of retail net fund flows(5).

Overall, APE was up 18%, due to a significant shift in business mix towards mutual funds.

HONG-KONG: Revenues increased 6% and APE was up 12%, driven by higher life business through brokers and direct network, the success of a non unit-linked endowment product, and higher renewal contributions as a result of continued improvement in retention.

---------------
(4) Source: VARDS preliminary data.
(5) Source: ASSIRT.


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


PROPERTY & CASUALTY: 26% OF CONSOLIDATED REVENUES

TOTAL PROPERTY & CASUALTY GROSS WRITTEN PREMIUMS INCREASED BY 4.1% IN THE FIRST NINE MONTHS OF 2004 TO EURO 13,987 MILLION AS THE FAVORABLE PRICING ENVIRONMENT PERSISTED IN MOST BUSINESS LINES AND AS THE GROUP ATTRACTED NEW CLIENTS.

                                                 ------------------------------------------------------------
Nine months ended                                                                                Change on a
(Euro million)                                   September 30,  September 30,                     comparable
                                                     2004           2003            Change           basis
-------------------------------------------------------------------------------------------------------------
PROPERTY & CASUALTY                                  13 987         13 285           +5.3%           +4.1%
.. France                                              3 860          3 625           +6.5%           +6.5%
.. Germany                                             2 346          2 345           +0.1%           +0.1%
.. United Kingdom, including Ireland                   3 504          3 288           +6.6%           +4.2%
.. Belgium                                             1 108          1 092           +1.5%           +1.3%
.. Southern Europe(a)                                  2 106          1 845          +14.1%           +8.3%
.. Other countries                                     1 063          1 090           -2.5%           +0.3%
-------------------------------------------------------------------------------------------------------------

(a) In Spain, AXA Seguros purchased in January 2004 BBVA's 50% stake in Direct Seguros. As a consequence, Direct Seguros is fully consolidated starting January 2004 (versus equity method accounting in 2003). Spain 9M03 Property & Casualty revenues would have been Euro 98 million higher if Direct Seguros had been fully consolidated as of January 1, 2003.

PERSONAL LINES (59% OF THE P&C PREMIUMS) showed overall growth of 4%.

Motor revenues (+3%) improved in most countries, due to moderate tariff increases and positive net inflows, especially in France (+118,500 policies), Germany (+137,000 policies) and Southern Europe (+129,000 policies). The motor revenues for UK + Ireland were down 16%, impacted by AXA's continued underwriting discipline amidst softening market rates, the planned reduction in UK Personal Direct prior to its sale to RAC in October 2004 and the decrease in Ireland average premiums following rate reductions in 2H03 and in 2004, partly offset by an increase in policies in-force.

Non-motor activities rose 6%, mainly driven by strong growth in the UK (+21%) led by the increase in new business from Corporate Partners in Personal Household and Creditor. France grew by 5%, supported by increased average premiums and positive net inflows in household.

COMMERCIAL LINES (34% OF THE P&C PREMIUMS) recorded growth of 7% due to continued tariff increases in most business lines and strong new business in non-motor. Commercial motor revenues increased by 4% driven principally by Spain's renewal of fleet contracts and by significant rate increases associated with strict underwriting control in France and Belgium.

Growth in commercial non-motor revenues of 7% was due to successful tariff increases in most countries, especially in property and liability in France, the UK and Germany.


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

INTERNATIONAL INSURANCE: 5% OF CONSOLIDATED REVENUES

INTERNATIONAL INSURANCE REVENUES DECLINED BY 3.9% TO EURO 2,938 MILLION DUE TO A 12% DECREASE IN REINSURANCE ACTIVITIES IN LINE WITH THE STRATEGIC REPOSITIONING OF AXA RE IMPLEMENTED IN 2002. AXA CORPORATE SOLUTIONS ASSURANCE REVENUES INCREASED BY 4%.

                                                        ----------------------------------------------------------------
Nine months ended                                        September 30,  September 30,      Change         Change on a
(Euro million)                                               2004            2003                      comparable basis
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL INSURANCE                                     2 938          3 377           -13.0%            -3.9%
.. AXA RE(a)                                                 1 087          1 720           -36.8%           -11.8%
.. AXA Corporate Solutions Assurance(a)                      1 245          1 254            -0.7%            +4.5%
.. AXA Cessions                                                 78             88           -11.1%           -11.1%
.. AXA Assistance                                              338            305           +10.9%           +11.5%
.. Other transnational activities(a)                           190             10               NM           -21.8%
------------------------------------------------------------------------------------------------------------------------

(a) In line with the legal restructuring of AXA RE and AXA Corporate Solutions Assurance, all businesses related to US entities in run-off, formerly owned by AXA Re, have been transferred to a new US holding company reported in "Other transnational activities".

REINSURANCE: Revenues declined by 12% reflecting AXA RE's strategy, implemented in 2002, aimed at reducing the portfolio risk exposure and exiting non-strategic business lines. As a result, the decrease in gross written premiums was notably explained by a sharp drop in Assumed Business, and some re-underwriting of the Marine account.

INSURANCE: AXA Corporate Solutions Assurance revenues increased by 4%, driven by an increase in motor (+3%), in construction (+18%) benefiting from the combined effect of selective rate increases and new business, as well as a 39% increase in aviation, as 2003 had been affected by SARS and the war in Iraq, partly offset by an 8% decrease in property line driven by reduced fronting activities.


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

ASSET MANAGEMENT: 4% OF CONSOLIDATED REVENUES

ASSET MANAGEMENT REVENUES INCREASED BY 15.1% TO EURO 2,260 MILLION IN THE FIRST NINE MONTHS OF 2004, PRINCIPALLY DUE TO HIGHER AVERAGE AUM (+17%), THE RESULT OF VERY STRONG NET INFLOWS AT AXA IM (EURO 20 BILLION) AND MARKET APPRECIATION.

                                              -----------------------------------------------------------
Nine months ended                                                                         Change on a
(Euro million)                                September 30,  September 30,                 comparable
                                                  2004           2003          Change        basis
---------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT                                  2 260         2 122           +6.5%        +15.1%
.. Alliance Capital                                1 699         1 689           +0.6%        +11.0%
.. AXA Investment Managers(a)                        561           433          +29.5%        +31.2%
---------------------------------------------------------------------------------------------------------

(a) Excluding management and front-end fees collected by AXA Investment Managers on behalf of external distributors, gross revenues increased 21% on a comparable basis.

ALLIANCE CAPITAL: Revenues(6) were up 11% compared to 2003 driven by higher average investment advisory fees from higher average AUM (up 17%), partly offset by lower retail long-term open-end mutual fund fees.

AUM increased by Euro 17 billion from year-end 2003 to Euro 393 billion at the end of September 2004, driven by positive market impact (Euro 11 billion), positive exchange rate impact (Euro 7 billion) and positive net long-term inflows (Euro 1 billion), partly offset by net cash management outflows
(Euro -1 billion).

It was announced on October 28, 2004 that Alliance Capital had entered into an agreement to sell its cash management business (AUM of Euro 23 billion at September 30, 2004) to Federated Investors, Inc.

AXA INVESTMENT MANAGERS: Revenues(6) increased by 31%. Gross revenues, excluding management and front-end fees collected on behalf of external distributors increased 21%, due to a combination of higher average AUM (+16%) and a favorable product mix shift.

AUM increased by Euro 37 billion from year-end 2003 to Euro 329 billion at the end of September 2004 largely driven by Euro 20 billion of net inflows, mainly from third party Institutional Clients. AUM also benefited from a Euro 13 billion favorable market impact and a Euro 2 billion favorable foreign exchange rate impact.

                                       * *
                                        *

ABOUT AXA

AXA Group is a worldwide leader in Financial Protection. AXA's operations are diverse geographically, with major operations in Western Europe, North America and the Asia/Pacific area. AXA had Euro 827 billion in assets under management as of June 30, 2004, and reported total revenues of Euro 37 billion and underlying earnings of Euro 1,436 million for first half 2004. Total revenues for the first nine months of 2004 were Euro 54 billion. The AXA ordinary share is listed and trades under the symbol AXA on the Paris Stock Exchange. The AXA American Depositary Share is also listed on the NYSE under the ticker symbol AXA.

                                       ***
                                        *


---------------
(6) Net of inter-company transactions.


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

This press release is also available on AXA Group web site: www.axa.com(7)

AXA INVESTOR RELATIONS:                                  AXA MEDIA RELATIONS:
----------------------                                   -------------------
Matthieu Andre :              +33.1.40.75.46.85          Christophe Dufraux :          +33.1.40.75.46.74
Caroline Portel :             +33.1.40.75.49.84          Clara Rodrigo :               +33.1.40.75.47.22
Marie-Flore Bachelier :       +33.1.40.75.49.45          Rebecca Le Rouzic :           +33.1.40.75.97.35
Kevin Molloy :                +1.212.314.28.93           Jeff Tolvin :                 +1.212.314.37.40


IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. These statements speak only as of the date of the particular statement. These statements are not historical facts but instead represent our belief regarding future events many of which are inherently uncertain and outside of our control. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors that could cause actual results and AXA's plans and objectives to differ materially from those expressed or implied in such forward-looking statements (or from past results). These risks and uncertainties include, without limitation, risks related to AXA's business such as the risk of future catastrophic events, including possible future terrorist related incidents, economic and market developments, regulatory actions and developments, and litigation and other legal proceedings. Please refer to AXA's Annual Report on Form 20-F for the year ended December 31, 2003 and AXA's Document de Reference for the year ended December 31, 2003, for a description of certain important factors, risks and uncertainties that could affect AXA's business. AXA does not undertake nor intends to undertake any obligation to (and expressly disclaims any such obligation to) publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances, or otherwise.

---------------
(7) Outside of France, the website address is: www.axa.com/default1.asp


                                                                               8
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

APPENDIX 1

LIFE & SAVINGS - UL, GENERAL ACCOUNT, HEALTH AND OTHER REVENUES - FIRST NINE MONTHS 2004

                             -----------------------  ----------------------------------------------------   ----------------------
                                Gross     Change on          Gross Written Premiums                          % UL in Gross Revenues
                              Revenues    comparable  ----------------------------------------     Other     ----------------------
    In million euros           9M 2004      basis         UL           Non-UL          Health    Revenues*    9M 2004(a)    9M 2003
---------------------------  -----------------------  ----------------------------------------------------   ----------------------
France                          8 815         +9.6%      1 284           6 643            889                    15%          11%
United States                   9 502         -7.9%      5 943           3 023            103       433          63%          54%
United Kingdom                  4 617         +2.9%      3 335           1 282                                   72%          71%
Japan                           4 154         -5.9%         63           3 018          1 073                     2%           1%
Germany                         2 500         +2.6%        220           1 613            667                     9%           7%
Belgium                         1 490         -6.6%        128           1 362                                    9%           9%
Southern Europe                   918        +27.8%        198             721                                   22%          20%
The Netherlands                   641         +5.1%        199             204            233         5          31%          31%
Australia/New-Zealand           1 162        -13.7%        381             562            104       114          33%          33%
Hong-Kong                         569         +6.0%        112             431             26         1          20%          16%
Others                            248         +0.7%         52             183              9         4          21%          16%
---------------------------  -----------------------  ----------------------------------------------------   ----------------------
TOTAL                          34 616        - 0.5%     11 916          19 040          3 104       557          34%          32%

* Other revenues include all non-insurance business (fees received from servicing business and fees on the sale of mutual funds).

(a) Using 9M 2003 exchange rates, 9M 2004 unit-linked products would represent approximately 35% of total gross revenues compared to 32% in the first nine months 2003.


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

APPENDIX 2

LIFE & SAVINGS - SPLIT BY BUSINESS LINES - FIRST NINE MONTHS 2004

                ---------------------- ---------------------- ---------------------- ---------------------- -----------------------
LIFE & SAVINGS   Investment & Savings           Life                 Health                Other premiums      Other revenues*
     in %       ---------------------- ---------------------- ---------------------- ---------------------- -----------------------
                Contribution  Change** Contribution  Change** Contribution  Change** Contribution  Change**  Contribution  Change**
--------------- ---------------------- ---------------------- ---------------------- ---------------------- -----------------------
France               67%       + 11%       19%         + 2%         14%      + 13%
United States        74%       - 14%       16%         - 1%          1%       - 5%         6%       + 79%         4%        + 37%
United Kingdom       87%        + 1%       13%        + 20%
Japan (a)            32%       - 22%       42%         - 8%         26%      + 32%
Germany              19%        + 6%       48%         + 1%         27%      + 15%         6%       - 26%
Belgium (b)          71%        - 8%       11%         - 3%                               18%        - 5%
Southern Europe      85%       + 33%       15%         + 6%
The Netherlands      39%       + 19%       24%         + 2%         36%        -5%                                1%        + 12%
Australia/New
  Zealand            62%       - 23%       19%         + 5%          9%       + 2%                               10%        + 19%
Hong Kong            26%        + 5%       68%         + 5%          4%        22%         2%        + 8%
Others               35%       - 14%       48%        + 13%         11%       + 8%         5%       + 15%         1%        + 64%
--------------- ---------------------- ---------------------- ---------------------- ---------------------- -----------------------
TOTAL                 63%        - 4%       23%         + 1%         10%       +16%         3%       + 23%         1%        + 33%

* Other revenues include fees received from servicing and advisory business and fees on the sales of Mutual Funds (non-insurance business).
** On a comparable basis.

(a) Japan gross revenues include group pension business.
(b) Other premiums for Belgium include Group investment & savings and life premiums (split unavailable).


                                                                              10
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

APPENDIX 3

LIFE & SAVINGS - ANNUAL PREMIUM EQUIVALENT - FIRST NINE MONTHS 2004


                            ----------------------------------------------------
    in million euros            APE         APE       Change       Change on
                              9M 2004     9M 2003               comparable basis
--------------------------  ----------------------------------------------------
France                          717          628       + 14%        + 14%
United States (a)             1 121        1 171        - 4%         - 5%
United Kingdom                  518          518        - 0%         - 3%
Japan                           392          361        + 9%        + 12%
Germany (incl. Health)          300          385       - 22%        - 22%
Belgium (b)                     127          119        + 7%         + 2%
Southern Europe                  82           70       + 17%        + 17%
Australia / New Zealand         281          226       + 24%        + 18%
Hong Kong                        87           86        + 2%        + 12%

--------------------------  ----------------------------------------------------
TOTAL (11 countries)          3 625        3 563        + 2%         + 1%
--------------------------  ----------------------------------------------------

(a) 3Q04 APE include Euro 110 million from MONY, which AXA Financial acquired on July 8, 2004.

(b) Effective January 1, 2004, the minority interests of Assurances La Poste have been bought out. Belgium 9M03 APE would have been Euro 6 million higher if the minority buyout had been effective as of January 1, 2003.


                                                                              11
-------------------------------Be Life Confident-------------------------------

APPENDIX 4

PROPERTY & CASUALTY - SPLIT BY BUSINESS LINES - FIRST NINE MONTHS 2004

                     --------------------------------------------------------------------------------------------------------------
                            Personal          Personal            Commercial              Commercial              Other
                             Motor            Non-Motor              Motor                 Non-Motor              lines
                     --------------------------------------------------------------------------------------------------------------
                     % Gross   Change    % Gross    Change    % Gross    Change      % Gross    Change     % Gross   Change on
                     Revenues    on      Revenues     on      Revenues     on        Revenues     on       Revenues    comp.
                                comp.                comp.                comp.                  comp.                 basis
                                basis                basis                basis                  basis
-------------------  --------------------------------------------------------------------------------------------------------------
France                 33%       + 5%      28%        + 5%       9%         + 5%       30%       + 10%
Germany                34%       + 6%      30%        - 3%       3%         - 4%       25%        + 5%           8%    - 17%
Belgium                36%       + 3%      26%        - 2%       6%         + 5%       30%        + 0%           1%    + 39%
United Kingdom (a)     15%      - 16%      22%       + 21%       8%         - 1%       31%        + 8%          25%     - 1%
Southern Europe        57%       + 5%      19%        + 4%       6%        + 25%       18%       + 19%           1%       Ns
Canada                 39%       - 2%      16%       - 11%       9%        + 13%       36%       + 12%
The Netherlands        16%      - 12%      17%       - 12%      38%        - 11%       31%       - 21%         - 2%       Ns
Others                 55%      + 30%      26%       + 31%       1%           Ns       17%       - 13%           1%    - 20%
-------------------  --------------------------------------------------------------------------------------------------------------
TOTAL                  34%      + 3%       25%         +6%       7%          +4%       27%        + 7%           7%     - 3%

(a) Including Ireland


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